Exhibit 99.3

CHARTER FOR THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

OF

SULPHCO, INC.

Adopted December 18, 2007

PURPOSE

The purpose of the Compensation Committee (the “Committee”) is to review and make recommendations to the Board of Directors (the “Board”) regarding all forms of compensation to be provided to the officers and directors of SulphCo, Inc. and its subsidiaries (the “Company”). In addition, the Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

MEMBERSHIP AND ORGANIZATION

Composition. The Committee shall consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with the applicable rules of Securities and Exchange Commission and the American Stock Exchange; provided, however, one (1) director who is not an independent director under the rules of the American Stock Exchange may be appointed to the Committee, subject to the following:

•	such individual is not a current officer or employee, or an immediate family member of a current officer or employee, of the Company;

•	the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders;

•
the Company discloses in the proxy statement for the next annual meeting of the stockholders (or in its Form 10-K, if the Company does not file a proxy statement) subsequent to such determination, the nature of the relationship and the reason for that determination; and

•	such individual does not serve on the Committee pursuant to this exception for more than two (2) years.

Each member of the Committee will be appointed by a majority of the Board, and shall serve until such member’s successor is duly appointed or until such member’s earlier resignation or removal. No member of the Committee shall be removed, except by a majority vote of the Board. The Board shall designate one (1) member of the Committee as its Chairperson, who will chair all meetings of the Committee and set agendas for Committee meetings. The Committee shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate and consistent with applicable law.

Meetings. The Committee shall meet at least once each year, or more frequently as its members deem necessary to perform the Committee’s responsibilities. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

RESPONSIBILITIES AND DUTIES

The Committee shall have the following responsibilities and duties:

•	review and recommend to the Board for determination the compensation (including, but not limited to, amount and performance objectives) of the Chief Executive Officer of the Company;

•
review and recommend to the Board for determination the compensation (including, but not limited to, amount and performance objectives, as applicable) for officers (other than the CEO) and directors of the Company;

•
review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) to be included in the Company’s proxy statement or its Form 10-K and, based on such review and discussions, (i) determine whether to recommend to the Board the CD&A be included in the Company’s proxy statement or Form 10-K, and (ii) provide a report to that effect in the Company’s proxy statement in accordance with the applicable rules and regulations of the Securities and Exchange Commission; and

•
review and recommend to the Board policies, practices and procedures relating to the compensation of the Company’s officers and other managerial employees and the establishment and administration of employee benefit plans.

REPORTS

The Committee will provide written reports to the Board regarding recommendations of the Committee submitted to the Board for action, and copies of the written minutes of its meetings.

EVALUATION OF COMMITTEE PERFORMANCE

The Committee shall evaluate its performance under this Charter on an annual basis. The Committee shall address all matters that the Committee considers relevant to its performance. The Committee shall deliver an annual report to the Board setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Board’s policies or procedures.

COMMITTEE RESOURCES

The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to evaluate director or officer compensation.